Exhibit 99.1

News Release

Contact:	Investors: Mike Grant - Managing Director, Investor Relations - (615) 263-6957 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

HIGHER OCCUPANCY AND COST MANAGEMENT INITIATIVES DRIVE POSITIVE

QUARTERLY FINANCIAL PERFORMANCE

BRENTWOOD, Tenn. – August 7, 2024 – CoreCivic, Inc. (NYSE: CXW) (CoreCivic or the Company) announced today its second quarter 2024 financial results.

Financial Highlights – Second Quarter 2024

•	Total revenue of $490.1 million

•	CoreCivic Safety revenue of $455.4 million

•	CoreCivic Community revenue of $30.3 million

•	CoreCivic Properties revenue of $4.4 million

•	Net income of $19.0 million; Adjusted Net Income of $21.8 million

•	Diluted earnings per share of $0.17; Adjusted Diluted EPS of $0.20

•	Normalized FFO per diluted share of $0.42, an increase of 27%

•	Adjusted EBITDA of $83.9 million, an increase of 16%

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, commented, “CoreCivic carried its strong operating momentum into the second quarter of 2024. Revenue increased 6% versus the second quarter of 2023, with federal, state, and local revenues all increasing. Occupancy increased to 74.3% from 70.3% in the prior year quarter, and our cost management initiatives are proving effective.”

“In addition to our solid quarterly financial results,” Hininger added, “we are also proud of our continued progress toward our capital structure targets. During the quarter, we repurchased 1.3 million shares of our common stock for a total cost of $20.1 million. Through a thoughtful and disciplined capital allocation strategy, we ended the quarter with leverage, measured as net debt to Adjusted EBITDA, at 2.5x for the trailing twelve months - placing us at the midpoint of our target leverage range of 2.25x to 2.75x that we established in August 2020. Our balance sheet strength and readily available bed capacity position us well to respond to the dynamics of our industry.”

“Finally, we want to recognize the accomplishments of our South Texas Family Residential Center (South Texas Facility) in Dilley, Texas over the past decade. As we previously disclosed, U.S. Immigrations & Customs Enforcement (ICE) will discontinue using this facility as of August 9, 2024. The South Texas Facility was created in collaboration with ICE and a third-party lessor to address the unique challenges posed by then unprecedented levels of family immigration in 2014. This pioneering facility was initially designed to provide a family-oriented environment, featuring educational, medical, dining and athletic facilities. During 2021, this facility’s mission shifted to detention of single adults. We appreciate the trust placed in CoreCivic to launch this unique facility, and we appreciate our excellent leadership and staff at the South Texas Facility, whom we have offered employment opportunities at other facilities within the CoreCivic portfolio.”

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Second Quarter 2024 Financial Results

Second Quarter 2024 Financial Results Compared With Second Quarter 2023

Net income in the second quarter of 2024 was $19.0 million, or $0.17 per diluted share, compared with net income in the second quarter of 2023 of $14.8 million, or $0.13 per diluted share. However, when adjusted for special items, Adjusted Net Income for the second quarter of 2024 improved to $21.8 million, or $0.20 per diluted share (Adjusted Diluted EPS), compared with Adjusted Net Income in the second quarter of 2023 of $13.6 million, or $0.12 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein.

The increased adjusted earnings per share amounts resulted from higher federal, state, and local populations, particularly at our facilities serving ICE, combined with lower interest expense and a decrease in shares of common stock outstanding, both resulting from our capital allocation strategy. These earnings increases were achieved despite being partially offset by the expiration of our leases with the California Department of Corrections and Rehabilitation (CDCR) at our California City Correctional Center on March 31, 2024, and with the Oklahoma Department of Corrections (ODC) at our North Fork Correctional Facility on June 30, 2023, which collectively accounted for a per share reduction of $0.06.

We continue to realize improvements in our cost structure, both as a result of operating leverage stemming from improving facility occupancy versus the prior year, as well as from other initiatives, particularly those related to labor attraction and retention. The costs of registry nursing, temporary labor resources, including associated travel expenses, overtime and incentives, declined meaningfully from the prior year quarter as well as sequentially.

Revenue from ICE, our largest government partner, increased 10.5% compared with the second quarter of 2023, when the impact of Title-42 restrictions remained. Under Title 42, which ended May 11, 2023, asylum-seekers and anyone crossing the border without proper documentation or authority were denied entry at the United States border to contain the spread of COVID-19. Revenue from ICE declined slightly versus the first quarter of 2024, reflecting a slight decline in ICE detention populations nationwide. During the second quarter of 2024, revenue from ICE was $151.0 million compared to $136.7 million during the second quarter of 2023, and compared to $153.8 million during the first quarter of 2024.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $79.8 million in the second quarter of 2024. Adjusted EBITDA, which excludes special items, was $83.9 million in the second quarter of 2024, compared with $72.1 million in the second quarter of 2023. The increase in Adjusted EBITDA was attributable to an increase in occupancy, combined with a general reduction in temporary staffing incentives and related labor costs, partially offset by the expiration of the leases with the CDCR at the California City facility and with the ODC at the North Fork facility.

Funds From Operations (FFO) for the second quarter of 2024 was $43.8 million. Normalized FFO, which excludes special items, increased to $46.6 million, or $0.42 per diluted share, in the second quarter of 2024, compared with $37.8 million, or $0.33 per diluted share, in the second quarter of 2023, representing an increase in Normalized FFO per share of 27%. Normalized FFO was impacted by the same factors that affected Adjusted EBITDA, further improved by a reduction in interest expense resulting from our debt reduction strategy that is not reflected in Adjusted EBITDA, as well as a 2% reduction in weighted average shares outstanding compared with the prior year quarter.

Second Quarter 2024 Financial Results

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and the note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Business Updates

Capital Strategy

Share Repurchases. During 2022, our Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $225.0 million of our common stock. On May 16, 2024, our Board of Directors authorized an additional $125.0 million in shares of our common stock for our share repurchase program, increasing the total aggregate authorization to $350.0 million. During the three months ended June 30, 2024, we repurchased 1.3 million shares of our common stock at an aggregate purchase price of $20.1 million, excluding fees, commissions and other costs related to the repurchases. Since the share repurchase program was authorized, through June 30, 2024, we have repurchased a total of 14.1 million shares at an aggregate price of $172.1 million, or $12.20 per share, excluding fees, commissions and other costs related to the repurchases.

As of June 30, 2024, we had $177.9 million remaining under the share repurchase program. Additional repurchases of common stock will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board of Directors from time to time in the open market, through privately negotiated transactions, or otherwise. The share repurchase program has no time limit and does not obligate us to purchase any particular amount of our common stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by our Board of Directors in its discretion at any time. As a result of ICE’s discontinued use of the South Texas Facility and the impact such discontinuation will have on our leverage ratios, we intend to prioritize the use of our free cash flow to further reduce our debt, although we may exercise discretion in repurchasing additional shares of our common stock in accordance with the repurchase program.

Debt Refinancing. On April 15, 2024, we redeemed the remaining $98.8 million outstanding principal balance of our 8.25% senior unsecured notes due 2026 (the 2026 Notes), at a redemption price of 104.125% of the principal amount, plus accrued and unpaid interest on such notes to, but not including April 15, 2024, resulting in a charge of $4.1 million reported during the second quarter of 2024. This redemption completed the refinancing transactions begun during the first quarter of 2024 with the underwritten registered public offering of $500 million aggregate principal amount of 8.25% senior unsecured notes due 2029 (the 2029 Notes). The net

Second Quarter 2024 Financial Results

proceeds from the offering of the 2029 Notes, amounting to $490.3 million, together with borrowings under our revolving credit facility and cash on hand, were used to fund the tender offer for, and subsequent redemption of, the 2026 Notes, which had an outstanding principal balance of $593.1 million. Following the completion of the tender offer of $494.3 million, or 83.3% of the aggregate principal amount of the 2026 Notes then-outstanding during the first quarter of 2024, and the redemption of the remaining $98.8 million principal balance outstanding during the second quarter of 2024, we have no debt maturities until 2027, when $243.7 million principal amount of our 4.75% senior unsecured notes mature.

Contract Updates

New Management Contract with State of Montana. On July 25, 2024, following a competitive bid process, we received a Notice of Intent to Award a new management contract from the state of Montana to care for additional residents at CoreCivic facilities. During the third quarter of 2024, we anticipate receiving 120 residents at our 1,896-bed Saguaro Correctional Facility in Eloy, Arizona, doubling the population from the state of Montana residing at this facility under an existing management contract. As of June 30, 2024, we also cared for approximately 1,000 residents from Hawaii, and nearly 600 residents from the state of Idaho at the Saguaro Correctional Facility. Should the state of Montana need additional capacity, the State may approve the utilization of any other facility we own or operate, subject to availability. The Notice of Intent to Award a management contract is an expansion of our relationship with the state of Montana, where we also manage the fully occupied company-owned Crossroads Correctional Center in Shelby, Montana for the state of Montana pursuant to a separate management contract.

South Texas Family Residential Center. As disclosed on June 10, 2024, we received notification from ICE that the agency intends to terminate an inter-governmental service agreement (IGSA) for services at the South Texas Facility on August 9, 2024. We lease the facility and the site upon which it was constructed from a third-party lessor, and we have provided notice of lease termination to the lessor, also effective August 9, 2024. Total revenue at this facility was $39.3 million and $156.6 million for the three months ended June 30, 2024 and the twelve months ended December 31, 2023, respectively. The impact of this contract termination is included in our updated 2024 financial guidance.

Second Quarter 2024 Financial Results

2024 Financial Guidance

CoreCivic previously withdrew its financial guidance during the second quarter of 2024. Based on current business conditions, we are providing the following financial guidance for the full year 2024:

Guidance Full Year 2024
➣ Net income	$42.0 million to $50.4 million
➣ Adjusted Net Income	$65.6 million to $73.6 million
➣ Diluted EPS	$0.37 to $0.45
➣ Adjusted Diluted EPS	$0.58 to $0.66
➣ FFO per diluted share	$1.28 to $1.36
➣ Normalized FFO per diluted share	$1.48 to $1.56
➣ EBITDA	$268.0 million to $274.6 million
➣ Adjusted EBITDA	$302.4 million to $308.4 million

During 2024, we expect to invest $70.0 million to $76.0 million in capital expenditures, consisting of $30.0 million to $31.0 million in maintenance capital expenditures on real estate assets, $32.0 million to $35.0 million for maintenance capital expenditures on other assets and information technology, and $8.0 million to $10.0 million for other capital investments, including costs to prepare an idle facility for activation in the possible event an opportunity presents.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the second quarter of 2024. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the third quarter of 2024. Written materials used in the investor presentations will also be available on our website beginning on or about August 26, 2024. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, August 8, 2024, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. To participate via telephone and join the call live, please register in advance here https://register.vevent.com/register/BIdd7601382fc644b791a9a7cfbbe4f556. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

Second Quarter 2024 Financial Results

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest prison operators in the United States. We have been a flexible and dependable partner for government for over 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, including as a consequence of the United States Department of Justice not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities, impacting utilization primarily by the United States Federal Bureau of Prisons and the United States Marshals Service, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a continuing rise in labor costs; fluctuations in interest rates and risks of operations; (vi) government budget uncertainty, the impact of the debt ceiling

Second Quarter 2024 Financial Results

and the potential for government shutdowns and changing budget priorities; (vii) our ability to successfully identify and consummate future development and acquisition opportunities and realize projected returns resulting therefrom; (viii) our ability to have met and maintained qualification for taxation as a real estate investment trust, or REIT, for the years we elected REIT status; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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Second Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$60,186	$121,845
Restricted cash	7,497	7,111
Accounts receivable, net of credit loss reserve of $4,803 and $6,827, respectively	273,670	312,174
Prepaid expenses and other current assets	39,446	26,304
Assets held for sale	2,211	7,480

Total current assets	383,010	474,914
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,872,601 and $1,821,015, respectively	2,083,178	2,114,522
Other real estate assets	196,059	201,561
Goodwill	4,844	4,844
Other assets	236,120	309,558

Total assets	$2,903,211	$3,105,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$254,634	$285,857
Current portion of long-term debt	11,832	11,597

Total current liabilities	266,466	297,454
Long-term debt, net	1,007,148	1,083,476
Deferred revenue	13,899	18,315
Non-current deferred tax liabilities	88,501	96,915
Other liabilities	79,676	131,673

Total liabilities	1,455,690	1,627,833

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 110,271 and 112,733 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1,103	1,127
Additional paid-in capital	1,726,768	1,785,286
Accumulated deficit	(280,350)	(308,847)

Total stockholders’ equity	1,447,521	1,477,566

Total liabilities and stockholders’ equity	$2,903,211	$3,105,399

Second Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
REVENUE:
Safety	$455,373	$421,743	$913,119	$839,393
Community	30,302	28,364	60,202	54,778
Properties	4,416	13,574	17,455	27,411
Other	18	1	19	102

	490,109	463,682	990,795	921,684

EXPENSES:
Operating:
Safety	348,121	335,726	698,219	664,124
Community	24,134	22,905	48,278	45,620
Properties	3,462	3,324	7,297	6,685
Other	18	53	44	116

Total operating expenses	375,735	362,008	753,838	716,545
General and administrative	33,910	32,612	70,375	65,291
Depreciation and amortization	32,145	31,615	63,875	62,657

	441,790	426,235	888,088	844,493

OTHER INCOME (EXPENSE):
Interest expense, net	(17,110)	(18,268)	(35,723)	(37,419)
Expenses associated with debt repayments and refinancing transactions	(4,074)	(226)	(31,316)	(226)
Gain (loss) on sale of real estate assets, net	—	(25)	568	(25)
Other income	444	78	386	31

INCOME BEFORE INCOME TAXES	27,579	19,006	36,622	39,552
Income tax expense	(8,625)	(4,176)	(8,125)	(12,322)

NET INCOME	$18,954	$14,830	$28,497	$27,230

BASIC EARNINGS PER SHARE	$0.17	$0.13	$0.26	$0.24

DILUTED EARNINGS PER SHARE	$0.17	$0.13	$0.25	$0.24

Second Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$18,954	$14,830	$28,497	$27,230
Special items:
Expenses associated with debt repayments and refinancing transactions	4,074	226	31,316	226
Income tax expense (benefit) associated with change in corporate tax structure	—	(1,378)	—	930
Loss (gain) on sale of real estate assets, net	—	25	(568)	25
Income tax benefit for special items	(1,277)	(75)	(9,635)	(75)

Adjusted net income	$21,751	$13,628	$49,610	$28,336

Weighted average common shares outstanding - basic	110,954	113,628	111,630	113,840
Effect of dilutive securities:
Restricted stock-based awards	578	324	879	631

Weighted average shares and assumed conversions - diluted	111,532	113,952	112,509	114,471

Adjusted Diluted EPS	$0.20	$0.12	$0.44	$0.25

Second Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$18,954	$14,830	$28,497	$27,230
Depreciation and amortization of real estate assets	24,843	24,198	49,627	48,369
Loss (gain) on sale of real estate assets, net	—	25	(568)	25
Income tax expense (benefit) for special items	—	(7)	178	(7)

Funds From Operations	$43,797	$39,046	$77,734	$75,617
Expenses associated with debt repayments and refinancing transactions	4,074	226	31,316	226
Income tax expense (benefit) associated with change in corporate tax structure	—	(1,378)	—	930
Income tax benefit for special items	(1,277)	(68)	(9,813)	(68)

Normalized Funds From Operations	$46,594	$37,826	$99,237	$76,705

Funds from Operations Per Diluted Share	$0.39	$0.34	$0.69	$0.66

Normalized Funds From Operations Per Diluted Share	$0.42	$0.33	$0.88	$0.67

Second Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$18,954	$14,830	$28,497	$27,230
Interest expense	20,060	21,214	42,118	43,303
Depreciation and amortization	32,145	31,615	63,875	62,657
Income tax expense	8,625	4,176	8,125	12,322

EBITDA	$79,784	$71,835	$142,615	$145,512
Expenses associated with debt repayments and refinancing transactions	4,074	226	31,316	226
Loss (gain) on sale of real estate assets, net	—	25	(568)	25

Adjusted EBITDA	$83,858	$72,086	$173,363	$145,763

Second Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE — CALCULATION OF ADJUSTED NET INCOME, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, EBITDA & ADJUSTED EBITDA

	For the Year Ending
	December 31, 2024
	Low End of Guidance	High End of Guidance
Net income	$41,970	$50,389
Expenses associated with debt repayments and refinancing transactions	31,316	31,316
Gain on sale of real estate assets, net	(568)	(568)
Asset impairments	3,600	3,000
Income tax benefit for special items	(10,718)	(10,537)

Adjusted net income	$65,600	$73,600

Net income	$41,970	$50,389
Depreciation and amortization of real estate assets	100,000	101,000
Gain on sale of real estate assets, net	(568)	(568)
Impairment of real estate assets	2,600	2,600
Income tax benefit for special items	(612)	(612)

Funds From Operations	$143,390	$152,809
Expenses associated with debt repayments and refinancing transactions	31,316	31,316
Other asset impairments	1,000	400
Income tax benefit for special items	(10,106)	(9,925)

Normalized Funds From Operations	$165,600	$174,600

Diluted EPS	$0.37	$0.45

Adjusted Diluted EPS	$0.58	$0.66

FFO per diluted share	$1.28	$1.36

Normalized FFO per diluted share	$1.48	$1.56

Net income	$41,970	$50,389
Interest expense	80,750	79,750
Depreciation and amortization	129,000	129,000
Income tax expense	16,282	15,463

EBITDA	$268,002	$274,602
Expenses associated with debt repayments and refinancing transactions	31,316	31,316
Gain on sale of real estate assets, net	(568)	(568)
Asset impairments	3,600	3,000

Adjusted EBITDA	$302,350	$308,350

Second Quarter 2024 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, security analysts, and other interested parties disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies, many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA, and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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